Exhibit 24

POWER OF ATTORNEY

    The undersigned, being a Director and/or Officer of The Mosaic Company, a Delaware corporation (the "Company"), hereby constitutes and appoints James ("Joc") C. O'Rourke, Clint C. Freeland and Mark J. Isaacson his/her true and lawful attorneys and agents, each with full power and authority (acting alone and without the others) to execute and deliver in the name and on behalf of the undersigned as such Director and/or Officer, the Annual Report of the Company on Form 10-K for the calendar year ended December 31, 2020 (the "Annual Report") under the Securities Exchange Act of 1934, as amended, and to execute and deliver any and all amendments to the Annual Report for filing with the Securities and Exchange Commission; and in connection with the foregoing, to do any and all acts and things and execute any and all instruments which such attorneys and agents may deem necessary or advisable to enable the Company to comply with the securities laws of the United States and of any state or other political subdivision thereof. The undersigned hereby grants unto such attorney and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

/s/ Cheryl K. Beebe		/s/ James C. O'Rourke
Cheryl K. Beebe	February 15, 2021	James (“Joc”) C. O’Rourke	February 16, 2021

/s/ Oscar P. Bernardes		/s/ David T. Seaton
Oscar P. Bernardes	February 12, 2021	David T. Seaton	February 16, 2021

/s/ Nancy E. Cooper		/s/ Steven M. Seibert
Nancy E. Cooper	February 12, 2021	Steven M. Seibert	February 11, 2021

/s/ Gregory L. Ebel		/s/ Luciano Siani Pires
Gregory L. Ebel	February 12, 2021	Luciano Siani Pires	February 17, 2021

/s/ Timothy S. Gitzel		/s/ Gretchen H. Watkins
Timothy S. Gitzel	February 13, 2021	Gretchen H. Watkins	February 12, 2021

/s/ Denise C. Johnson		/s/ Kelvin R. Westbrook
Denise C. Johnson	February 17, 2021	Kelvin R. Westbrook	February 11, 2021

/s/ Emery N. Koenig
Emery N. Koenig	February 11, 2021